Exhibit 10.14

2600 EasT BIDWELL ST.

“cOLLEGE POINT BUSINESS CENTER”

STANDARD LEASE AGREEMENT

BETWEEN

maidu INVESTMENTS llc,

a California limited liability company,

as LANDLORD

AND

MyECheck Inc.

as TENANT

June 13, 2014

college point business CENTER

STANDARD LEASE AGREEMENT

Basic Lease Information

Terms and Definitions. For the purpose of this Lease, the following capitalized terms shall have the following definitions:

Lease Date:	June 13, 2014

Landlord:	Maidu Investments LLC, a California limited liability company

Landlord's Address:	Maidu Investments LLC
Attn: CEO
3017 Douglas Blvd, #140
Roseville, CA 95661
Phone: (916) 482-2198
Fax: (888) 451-4105

Tenant:	MyECheck Inc., a Wyoming Corporation

Tenant's Address:	3941 Park Dr. Suite 20-179

El Dorado Hills, CA 95762
	Phone:	(916) 222-4376
Fax:

Project/Building/Site:	The office development commonly known as, located 2600 East Bidwell Street., in the City of Folsom, State of California, which is improved with a two story office building of approximately 38,273 rentable square feet, commonly known as College Point Business Center (the "Building"), surface parking and other improvements, as generally shown on the attached Exhibit A (collectively, the "Project"). This Lease is for space in the Building. The separate legal parcel upon which the Building is located and all improvements thereon are referred to in this Lease as the "Site."

Premises:	Suite 140 on the first floor of the Building, consisting of approximately 3,125 rentable square feet. The Premises are designated on the attached Exhibits A-1 and A-2. (See Section 1).

Permitted Use:	Corporate, executive and professional office use in the Premises of a kind appropriate in a building of the type, quality and location of the Building and for which the parking to be provided pursuant to this Lease is adequate. (See Section 8).

Scheduled Commencement Date:	July 1, 2014. The actual Commencement Date is defined in Section 4. As tenant may be granted early access with written permission from Landlord, the Commencement Date as defined in Section 4 shall be the later of either the Scheduled Commencement Date and the date upon with Tenant takes possession of the Premises.

Expiration Date:	The date defined as the Commencement date plus the Lease Term.

Lease Term:	42 months commencing on the Commencement Date. When the Commencement Date has been ascertained, the parties shall promptly execute a Confirmation of Term of Lease in substantially the form of the attached Exhibit C.

Business Hours:	The hours of 7:00 a.m. to 6:00 p.m., Monday through Friday (except New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally recognized holidays).

Base Rent:	Base Rent is specified in Section 5.

Security Deposit:	$32,812.50.

Base Year:	2014 calendar year.

Base Operating
Expenses:	Operating Expenses for the Base Year. (See Section 7).

Tenant's Proportionate
Share:	Tenant's Proportionate Share shall be 8.17%.

Parking:	Tenant shall have the non-exclusive use of 13 parking spaces (4 spaces per 1,000 square feet) on an open, unreserved basis throughout the term of the lease in the area(s) designated by Landlord from time-to-time for parking. Parking is in common with other tenants and occupants of the Project. Landlord shall not charge Tenant for such parking throughout the Term of this Lease, as it may be extended, except as otherwise provided in Section 27. (See Section 27).

Landlord's Broker:	Kris Kalmbach with Cushman & Wakefield

Tenant's Broker:	Mark Tabak with Cushman & Wakefield

Guarantor(s):	None.

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LIST OF EXHIBITS

A	Map Showing Project

A-1	Map Showing Premises

A-2	Space Plan

B	Work Letter Agreement

C	Confirmation of Term of Lease

D	Rules and Regulations

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college point business CENTER

STANDARD LEASE AGREEMENT

This Standard Lease Agreement ("Lease") is made and entered into by the Landlord and Tenant referred to in the Basic Lease Information. The foregoing Basic Lease Information attached to this Lease is hereby incorporated into this Lease by this reference.

1.	PREMISES

This Lease shall be effective as between Landlord and Tenant as of the Lease Date. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions contained herein the Premises, which are more particularly described in the attached Exhibit A-1 (the "Premises"), including the tenant improvements presently existing. This Lease confers no rights either with regard to the subsurface of the land below the ground level of the Building or with regard to airspace above the roof of the Building.

2.	ACCEPTANCE OF PREMISES

Except as otherwise provided in this Lease, Tenant's taking possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good condition and that the Tenant Improvements, if any, are constructed in accordance with the Work Letter, and that Tenant agrees to accept the same in its condition existing as of the date of such entry and subject to all applicable Laws (as defined in Section 9(a)) relating to the use, occupancy or possession of the Premises. No promise of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation, express or implied, respecting any matter or thing related to the Premises or Building or this Lease (including the condition of the Building or Premises) have been made to Tenant by Landlord, its agents or employees, other than as set forth in the Work Letter and as otherwise provided in this Lease.

3.	PROJECT COMMON AREAS

The term "Project Common Areas" shall refer to all areas and facilities outside the Premises and within the Project that are provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and of other lessees in the Project and their respective employees, suppliers, shippers, customers, and invitees. Some Project Common Areas are located on the Site and other portions of the Project Common Area are located on other portions of the Project. Landlord hereby grants to Tenant, during the Term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Project Common Areas as they exist from time to time, subject to any reasonable and nondiscriminatory rules, regulations, and restrictions governing the use of the Project as from time to time made or amended by Landlord. Under no circumstances shall the right granted herein to use the Project Common Areas be deemed to include the right to store any property in the Project Common Areas. Provided that Landlord, using its commercially reasonable efforts, does not unreasonably interfere with Tenant's use of or access to the Premises, Landlord reserves the right at any time and from time to time, to: (a) make alterations in or additions to the Project and to the Project Common Areas; (b) close the Project Common Areas to whatever extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Project Common Areas or the accrual of any rights of any person or of the public to the Project Common Areas; (c) temporarily close any of the Project Common Areas for maintenance purposes; and (d) promulgate reasonable and nondiscriminatory rules and regulations governing the use of the Project Common Areas. Landlord reserves to itself the right, from time to time, to grant such easements, dedications and rights in, on or over the Building and the Project that Landlord deems necessary or desirable, provided that such easements, dedications and rights do not unreasonably interfere with Tenant's use of the Premises.

4.	TERM AND POSSESSION

Subject to and upon the terms and conditions set forth in this Lease, the Term of this Lease shall be for the period specified in the Basic Lease Information, commencing upon the earlier of the following dates (the "Commencement Date"): (a) the Scheduled Commencement Date; or (b) the date upon which the Tenant takes possession of the Premises with the Landlord's written consent (subject to Tenant's right to enter the Premises prior to the Commencement Date in accordance with Section 8 of the Work Letter); provided, however, that if the Term commences other than on the first day of a month, it shall begin on such date and shall include such partial month as well as the number of months specified for the Term in the Basic Lease Information. Within 30 days after the Commencement Date, Landlord and Tenant shall execute a Confirmation of Lease Term in the form attached as Exhibit C ("Confirmation of Lease Term"). The parties agree that if Landlord is unable to deliver the Premises to Tenant by the Scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

5.	BASE RENT

(a)          Tenant agrees to pay Landlord the Base Rent for the Premises, without prior notice, demand, deduction or offset (except as expressly set forth in this Lease), as adjusted from time to time in the manner set forth in this Section 5. The term "Rent" as used in this Lease shall mean Base Rent, Tenant's Excess Expenses, if any after the Base Year, and any other amounts owing from Tenant to Landlord pursuant to the provisions of this Lease. The Base Rent shall be payable in advance on or before the first day of each month throughout the Term of this Lease, except that upon Tenant's execution of this Lease Tenant shall pay the Base Rent for the first month of the Term that Base Rent is due. Base Rent for any period during the Term which is for less than one month shall be a prorated portion of the monthly installment based upon a 30 day month.

(b)          The Base Rent shall be increased during the Term of this Lease as follows:

MONTHS	TOTAL BASE RENT (per month)
1-4	$0.00
5-12	$5,469 ($1.75 psf)
13-24	$5,625 (1.80 psf)
25-36	$5,781 (1.85 psf)
37-40	$5,938 (1.90 psf)
41-42	$0.00

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(c)          If the amount of any Rent or any other payments due under this Lease violates the terms of any usury Laws or other governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions.

6.	SECURITY DEPOSIT

Tenant agrees to deposit with Landlord upon execution of this Lease, the Security Deposit as stated in the Basic Lease Information. The Security Deposit shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building, Site or Project caused by Tenant or any of Tenant's employees, agents, contractors and invitees and to clean the Premises. Landlord may use and co-mingle the Security Deposit with other funds of Landlord.

7.	OPERATING EXPENSES

(a)	For the purpose of this Section 7(a) and this Lease, the following terms are defined as follows:

(1)         "Base Year" shall mean the calendar year set forth in the Basic Lease Information.

(2)         "Tenant's Proportionate Share" shall mean the percentage set forth in the Basic Lease Information.

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(3)         "Operating Expenses" shall mean all costs and expenses paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in connection with the operation, repair, replacement and maintenance of the Building, the Site and the Project, including the following costs: (i) salaries, wages, compensation, benefits, pension or contributions and all medical, insurance and other fringe benefits paid to, for or with respect to all persons (whether they be employees of Landlord, its managing agent or any independent contractor) for their services in the operation (including security services), maintenance, repair or cleaning of the Project, Site or Building, and payroll taxes, worker's compensation, uniforms and dry cleaning costs for such persons; (ii) payments under service contracts with independent contractors for operating (including providing security services, if any), maintaining, repairing or cleaning the Project, Site or Building or any portion thereof or any fixtures or equipment therein; (iii) all costs for electricity, water, gas, steam, sewer and other utility services to the Project, Site or Building, including any taxes on any such utilities (collectively, “Utilities”); (iv) repairs and replacements which are appropriate to the continued operation of the Building as a first-class office building; (vi) cost of landscaping in, on or about the Project or Building; (vii) cost of building and cleaning supplies and equipment, cost of replacements for tools and equipment used in the operation, maintenance and repair of the Project, Site or Building and charges for lobby and elevator telephone service for the Building; (viii) insurance costs (collectively “Insurance”) incurred in connection with the operation of the Project, Site or Building, including any premiums, deductibles and other costs of insurance, as Landlord may, in its reasonable discretion, from time to time carry (including liability insurance, fire and casualty insurance, rental interruption insurance, flood and earthquake insurance, and any other insurance),; (ix) fees payable to a property management company (which may be owned or controlled by Landlord or Landlord's principals) for the property and asset management of a first-class office building; (x) the cost of capital improvements made by Landlord in order (a) to conform to any changes in Laws enacted after the Commencement Date, provided that such expense, if a capital expenditure as determined by generally accepted accounting practices, shall be amortized on a straight line basis over such expenditure's useful life, and only such amortized portion shall be included in Operating Expenses, in any given calendar year, or (b) to effect a labor saving, energy saving or other economy, which cost shall be included in Operating Expenses for the calendar year in which such improvement was made not in excess of the savings resulting from such expenditure; (xi) costs for accounting, legal and other professional services incurred in the operation of the Project, Site and Building; (xii) rental payments made for equipment used in the operation and maintenance of the Project, Site and Building; (xiii) the cost of governmental licenses and permits, or renewals thereof, necessary for the operation of the Project, Site and Building; (xiv) sales, use and excise taxes on goods and services; (xv) real property taxes, assessments and bonds (collectively, "Real Estate Taxes"), which shall include any and all taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Project, including the Building and the Site, or its operation, ordinary and extraordinary, substitute and additional, unforeseen as well as foreseen, present and future, of any kind and nature whatsoever, including (a) real property taxes or assessments levied or assessed against the Project, including the Building and the Site, (b) assessments or charges levied or assessed against the Project, including the Building and the Site, by any redevelopment agency, (c) any tax measured by gross rentals received from the leasing of the Premises, Building, Site or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the state or federal government or their agencies, branches or departments; provided that if at any time during the term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or the Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rent, or (3) any transfer, transaction, succession, gift, transit, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or the Project, then any such taxes, assessments, levies and charges shall be deemed to be included in real property taxes and assessments (real estate taxes and assessments shall also include the reasonable cost to Landlord of contesting the amount, validity, or applicability of any real estate taxes and assessments); and (xvi) all other reasonable or necessary expenses paid in connection with the operation, maintenance, repair, replacement and cleaning of the Project, Site and Building. Landlord may use related or affiliated entities to provide service or furnish materials for the Project; provided the fees and charges of such related and affiliated entities do not exceed the reasonable fees charged in the applicable industry for a project similar to the Project.

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The Operating Expenses that vary with occupancy and that are attributable to any calendar year (including the Base Year) in which less than 95% of the rentable area of the Project is occupied by tenants will be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if 95% of the rentable area of the Project had been occupied.

(b)          Tenant's Proportionate Share of increases in Operating Expenses shall be payable by Tenant to Landlord as follows:

(1)         Beginning with the calendar year following the Base Year and for each calendar year thereafter, Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Operating Expenses incurred by Landlord in the calendar year which exceeds the total amount of Operating Expenses payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

(2)         To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay as additional rent during each calendar year following the Base Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such calendar year, as estimated and modified by Landlord from time to time, but not in excess of once per calendar year. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each calendar year, including the calendar year immediately following the Base Year, and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that calendar year.

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(3)         On or before April 1 of each calendar year after the first calendar year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement ("Expense Statement") setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding calendar year; provided, however, that the failure of Landlord to supply an Expense Statement shall not constitute a waiver of Landlord's rights to collect for Excess Expenses. In the event Landlord does not provide an Expense Statement within 365 days after the Expiration Date of the Lease, Landlord's right to collect such Excess Expenses shall terminate. If Tenant's Proportionate Share of the actual Excess Expenses for the previous calendar year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within 30 days after the receipt of the Expense Statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such calendar year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of Excess Expense an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit within 30 days following the determination of such amount. The obligations of Tenant and Landlord to make payments required under this Section 7 shall survive the Expiration Date. Tenant's Proportionate Share of Excess Expenses in any partial calendar year shall be appropriately prorated.

(4)         For a period of 6 months after receipt of the Expenses Statement, Tenant, or its representatives, shall be entitled, upon 10 days prior written notice and during normal business hours, at the office of the Building's property manager or such other place as Landlord shall reasonably designate, to inspect, copy and examine those books and records of Landlord relating to the determination of Excess Expenses for the immediately preceding calendar year. Failure of Tenant to request such inspection within such 6 month period shall render such Expense Statement conclusive and binding on Tenant. If, after inspection and examination of such books and records, Tenant disputes the amounts of the Excess Expenses charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a Certified Public Accountant ("CPA") with office leasing auditing experience and reasonably acceptable to both Landlord and Tenant, who shall be compensated on a fee for service rather than on a contingency fee basis. If, within 30 days after Landlord's receipt of Tenant's notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord may designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct such audit. The audit shall be limited to the determination of the amount of Excess Expenses for the subject calendar year. If the audit discloses that the amount of Excess Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Excess Expenses for the subject calendar year by more than 5%, in which case Landlord shall pay all costs and expenses of the audit. Tenant and the CPA shall keep any information gained from such audit confidential and shall not disclose it to any other party. The exercise by Tenant of the audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including the disputed Excess Expenses.

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8.	USE

Tenant shall use the Premises for the Permitted Use set forth in the Basic Lease Information, and shall not use the Premises for any other purposes. Tenant shall be solely responsible for obtaining any necessary governmental approvals of such use. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord within 30 days before the date Landlord is obligated to pay a premium on the insurance, or within 30 days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium. Landlord reserves the right to prescribe the weight and position of all safes, fixtures and heavy installations that Tenant desires to place in the Premises so as to distribute properly the weight, or to require plans prepared by a qualified structural engineer for such heavy objects, which shall be prepared at Tenant's sole cost and expense.

9.	COMPLIANCE WITH THE LAW

(a)          Tenant shall not use the Premises or any other portion of the Project, or permit anything to be done in or about the Premises or the Project, which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law or rule, regulation, or requirement, including any laws or regulations relating to any Hazardous Materials (as defined below), of any duly constituted public authorities now in force or which may hereafter be enacted or promulgated, or which will subject Landlord to any liability for injury to any person or property by reason of any business operation being conducted in or about the Premises or any other portion of the Project. Subject to Section 9(b) below, to the extent required due to Tenant's specific use of the Premises, alterations of the Premises made by Tenant, or as a result of Tenant's application for permits or authorizations, as opposed to compliance required by all tenants of the Project, Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, including the Americans with Disabilities Act ("ADA") of 1990 (42 U.S.C. 12101 et seq.), any amendment thereto or regulations promulgated thereunder, and any federal, state or local ordinances or codes enacted pursuant thereto; with all requirements of any recorded covenants, conditions and restrictions, and with all requirements of any board or fire insurance underwriters or other similar bodies, now or hereafter constituted, relating to or affecting the condition, use, or occupancy of the Premises by Tenant, excluding structural changes not related to or affected by Tenant's improvements or acts (collectively, "Laws"). The final judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws shall be conclusive of that fact as between Landlord and Tenant. As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any Laws, including asbestos and petroleum based products.

(b)          Landlord covenants that as of the Commencement Date the Building, Premises and the Project, to the extent such were constructed by or caused to be constructed by Landlord, are in compliance (including through grandfathering) with all Laws, including ADA. The foregoing covenants of Landlord does not (i) include any improvements constructed or caused to be constructed by any other tenant of the Project or by Tenant, (ii) affect the Tenant's obligations pursuant to Section 9(a) above or (iii) apply to the use to which Tenant will put the Premises. In the event Landlord's covenants in this section are finally determined to be incorrect, as Tenant's sole remedy, Landlord shall be responsible for promptly taking actions to cause such compliance, at Landlord's sole cost and expense.

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10.	ALTERATIONS AND ADDITIONS

Tenant shall not make or suffer to be made any non-structural alterations, additions, or improvements (collectively, "Alterations") to or of the Premises, or any part thereof, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall submit detailed specifications, floor plans and necessary permits (if applicable) to Landlord for review. If the Alterations would adversely affect the structure or safety of the Building or its electrical, plumbing, HVAC, mechanical or safety systems, or if such Alterations would create an obligation on Landlord's part to make modifications to the Building, Landlord may withhold its consent in its sole and absolute discretion. Notwithstanding the foregoing, without the prior consent of Landlord, but with the prior notice to Landlord, Tenant shall be entitled to make Alterations within the Premises, provided that (i) the cost of construction of such Alterations does not exceed $10,000 in the aggregate during the Term, (ii) does not include the installation of any data or other cables in or about the Premises, including in the walls or the ceiling of the Premises, (iii) does not affect the plumbing, electrical, structural or mechanical systems of the Building, and (iv) Tenant otherwise complies with the provisions of this Section. All Alterations shall comply with all applicable Laws, including ADA. Any Alterations, including wall covering, paneling, and built-in cabinet work, but excluding movable furniture and trade fixtures, shall on the expiration of the Term become a part of the realty and belong to Landlord, and shall be surrendered with the Premises. Landlord may require that Tenant remove any or all Alterations (including Alterations that do not require Landlord's consent) at the expiration or sooner termination of the Term, and restore the Premises and the Building to their prior condition at Tenant's cost, unless Landlord agrees in writing that it will not require such removal. In no event shall any Alterations affect the structure of the Building or its facade. As a condition to its consent, Landlord may request adequate assurance that all contractors who will perform such work have in force workman's compensation and such other employee and public liability insurance as Landlord deems necessary, and where the Alterations are material, Landlord may require Tenant or its contractors to post adequate completion and performance bonds. In the event Landlord consents to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, completed to the reasonable satisfaction of Landlord, and the contractor or person selected by Tenant to make the same must first be approved in writing by Landlord which approval shall not be unreasonably withheld or delayed. If Tenant makes any Alterations to the Premises as provided in this Section, the Alterations shall not be commenced until 10 business days after Landlord has received notice from Tenant stating the date the installation of the Alterations is to commence so that Landlord can post and record an appropriate notice of non-responsibility. Tenant shall reimburse Landlord for any expenses incurred by Landlord in connection with the Alterations made by Tenant, including any reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant, and the cost of updating the existing as-built plans of the Building to reflect the Alterations, not to exceed $1,000 in total per Alteration. Tenant shall indemnify, defend and hold the Landlord, the Building and the Premises free and harmless from any liability, loss, damage, cost, attorneys' fees and other expenses incurred on account of such construction, or claims by any person performing work or furnishing materials or supplies for Tenant or any persons claiming under Tenant. In connection with any Alterations, Tenant shall provide Landlord with copies of any building permits or certificates of occupancy within 5 days after Tenant's receipt.

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11.	REPAIRS AND MAINTENANCE:

(a)          By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, maintain the Premises, in good, clean and first class condition and repair. In addition, Tenant shall be responsible for all repairs made necessary by Tenant or its invitees, agents, employees, contractors or subcontractors. Landlord acknowledges that Tenant shall have no obligation to repair or maintain any areas of the Project outside of the Premises, unless such repair or maintenance is required due to acts of Tenant or its invitees, agents, employees, contractors or subcontractors. Excepting maintenance, repairs or replacements required due to the negligence or willful misconduct of Landlord, its agents, employees, contractors and subcontractors, Tenant acknowledges that Landlord shall have no obligation to maintain, repair or replace any telecommunications or computer cabling or wiring which is located in the Premises or which exclusively serves the Premises (collectively, "Cabling"). Tenant shall, at Tenant's expense, contract with a reputable contractor to maintain the Cabling. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises except as specifically set forth in this Lease. Under no circumstances shall Tenant make any repairs to the Building or to the mechanical, electrical or heating, ventilating, air conditioning, fire sprinkler or energy management control systems of the Premises or the Building, unless such repairs are previously approved in writing by Landlord.

(b)          Landlord shall be responsible for maintaining and repairing all structural portions of the Building, and shall maintain the roof, sidewalls, and foundations of the Building in good, clean and safe condition and repair. Landlord shall be entitled to utilize its roof contractor at Tenant's expense to undertake the sealing of any roof penetrations caused by Tenant Alterations. Landlord shall also maintain all landscaping, driveways, parking lots, fences, signs, sidewalks and the other Project Common Areas to the extent such maintenance is not the responsibility of any owners' association or other person or entity under any recorded covenants, conditions and restrictions. To the extent applicable, Landlord shall be responsible for any basic plumbing, heating, ventilating, air conditioning, sprinkler and electric systems within the Building core (but not any conduits or connections thereto or distribution systems thereof within the Premises, and not any such systems serving the Premises and not any other premises within the Building). Except as otherwise provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenants' lease or required by law to make to any portion of the Building or the Premises. Landlord shall use reasonable efforts to minimize any interference with Tenant's business at the Premises. If Tenant fails to maintain the Premises as required in Section 11(a), Landlord may give Tenant 30 days' written notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work within such time period and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Prime Rate plus 2% per annum, from the date of such work, but not to exceed the maximum amount then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of performing any such work. For the purpose of this Lease, the "Prime Rate" shall mean the rate, or base rate, reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first date on which The Wall Street Journal is published in the month preceding the month in which the subject costs are incurred.

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12.	WASTE

Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (which includes excessive noise and/or vibration) to owners or occupants of adjacent properties or to other tenants of the Building.

13.	LIENS

Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may, at its election, and upon 10 days' notice to Tenant, remove any liens, in which case Tenant shall pay to Landlord the cost of removing the lien, including reasonable attorneys' fees. Landlord shall have the right at all times to post on the Premises any notices permitted or required by law for the protection of Landlord, the Premises, the Building or the Project from mechanics' and materialmen's liens. To the extent a lien arises out of any work performed, materials furnished, or obligations incurred by Tenant, Tenant shall have 30 days to remove such lien, or provide a bond to Landlord in an amount sufficient to satisfy the lien.

14.	UTILITIES AND SERVICES

(a)          To the extent such items are separately metered to the Premises, Tenant shall contract with the appropriate utility companies and shall promptly pay all charges (including hook-up fees) for heat, air conditioning, gas, electricity and any other utility provided to the Premises. To the extent such items are not separately metered, Landlord shall provide such utilities in reasonable quantities. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character or for any other causes; provided, however, Landlord shall use its reasonable efforts to cause such services to be restored as soon as possible.

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(b)          Tenant acknowledges and agrees that Tenant's use of the Premises after Business Hours imposes additional burden on the Project's janitorial services, HVAC and electrical services, and the Project Common Areas. Accordingly, after Business Hours use of services will be made available to Tenant and will be billed as additional Rent at the prevailing rate then charged by Landlord. Landlord’s current rate is $30 per hour with a two hour minimum. Landlord shall not charge Tenant for lighting after Business Hours. If Tenant requires electric current in excess of that usually furnished or supplied for use of the Premises as general business office space, Tenant shall first procure the consent of Landlord, which Landlord may refuse, to the use thereof and Landlord, if it consents, may make an equitable charge to Tenant for such utilities or, at Landlord's option and at the sole expense of Tenant, may cause an electric current meter to be installed in the Premises, to measure the amount of electric current consumed for any such other use. The cost of any such meters and of installation, maintenance and repair thereof shall be additional Rent payable by Tenant to Landlord upon demand.

(c)          Tenant shall not, without the prior consent of Landlord, connect to the utility systems of the Building any apparatus, machinery or other equipment with power requirements that exceed the designed electrical capacity of the Premises. Notwithstanding Landlord's consent to such excess loading of circuits, Tenant shall pay the cost of any additional or above-standard capacity electrical circuits necessitated by such excess loading circuits and the installation thereof.

15.	ASSIGNMENT AND SUBLETTING

(a)          Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed as provided in this Section 15: (i) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; (ii) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as concessionaire, franchisee, licensee, permittee or otherwise); or (iii) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof. Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default.

Notwithstanding the foregoing and Sections 15(b) and 15(c) below, Tenant may assign this Lease or sublet the Premises or a portion thereof, without Landlord's consent, but with prior written notice, to the following ("Tenant Affiliate"): any corporation, partnership, individual or other entity which controls, is controlled by or is under common control with Tenant; or to any corporation, partnership, individual or other entity, resulting from the merger or consolidation with Tenant; or to any person or entity which acquires all of the assets of Tenant's business going concern, provided that (i) the assignee or subtenant assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, (iii) the use of the Lease by such transferee conforms with the requirements of this Lease, and (iv) the proposed transferee shall have a net worth which is comparable to that of Tenant as of the Lease Date. Provided that Tenant is a corporation, and (x) the stock of Tenant is traded on a national exchange, the transfer of stock in Tenant shall not be considered an assignment, sublease or transfer under the Lease, or (y) the stock of Tenant is not traded on a national exchange, the collective transfer of 30% or less of such stock shall not be considered an assignment, sublease or transfer under this Lease, provided such transfer (together with all other transfers during the Term) does not result in a change in control of Tenant.

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(b)          If at any time or from time to time during the Term of this Lease, Tenant desires to assign this Lease, or to sublet all or any part of the Premises, then at least 30 days prior to the date when Tenant desires the assignment or subletting to be effective (the "Transfer Date"), Tenant shall give Landlord a notice (the "Transfer Notice") which shall set forth the name, address and business of the proposed assignee or subtenant, information (including financial statements and references) concerning the character of the proposed assignee or subtenant, and in the case of a proposed sublease, a detailed description of the space proposed to be sublet, which must be a single, self-contained unit (the "Space"), any rights of the proposed assignee or subtenant to use Tenant's improvements and the like, the Transfer Date, and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require. If Landlord promptly requests additional detail, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional detail.

(c)          Landlord shall be permitted to consider any reasonable factor in determining whether or not to withhold its consent to a proposed assignment or sublease and Landlord shall make such determination within 20 days following Landlord's receipt of the Transfer Notice. The failure of Landlord to deliver written notice of such determination within such time period shall be deemed Landlord's disapproval thereof. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied (and Tenant shall have the burden of demonstrating that each of the conditions has been satisfied):

(1)         The proposed use by the transferee shall (i) comply with Tenant's permitted use, (ii) be consistent with the general character of businesses carried on by tenants of the Building, (iii) not materially increase the likelihood of damage or destruction, (iv) not materially increase the density of occupancy of the Premises or increase the amount of pedestrian and other traffic through the Building, (v) not be likely to cause an increase in insurance premiums for insurance policies applicable to the Building, (vi) not require new tenant improvements incompatible with then-existing Building systems and components, (vii) unless paid by Tenant, not require Landlord to make material modifications to the Building outside of the Premises (in order, for example, to comply with Laws such as the ADA), (viii) not otherwise have or cause a material adverse impact on the Premises, the Building, the Site, the Project, or Landlord's interest therein;

(2)         The proposed transferee shall not be a labor union or a foreign or domestic government entity, including any welfare or social services office;

(3)         If Landlord has vacant space at the Building suitable for such proposed transferee, the proposed transferee shall not be an existing tenant or occupant of the Building or a person or entity with whom Landlord is then dealing, or with whom Landlord has had any dealings within the previous three months, with respect to the leasing of space in the Building; and

(4)         Any ground lessor or mortgagee whose consent to such transfer is required fails to consent.

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(d)           Provided Landlord has consented to such assignment or subletting, Tenant shall be entitled to enter into such assignment or sublease with the third party identified in the Transfer Notice subject to the following conditions:

(1)         At the time of the Transfer, no event of default under this Lease shall have occurred and be continuing;

(2)         The assignment or sublease shall be on substantially the same terms set forth in the Transfer Notice given to Landlord;

(3)         No assignment or sublease shall be valid and no assignee or sublessee shall take possession until an executed counterpart of the assignment or sublease has been delivered to Landlord;

(4)         No assignee or sublessee shall have a right further to assign or sublet without Landlord's consent in each instance, which consent in the case of a future assignment or sublease should not be unreasonably withheld or delayed;

(5)         Any assignee shall have signed and delivered to Landlord a written assumption of the obligations of Tenant under this Lease in a form reasonably acceptable to Landlord;

(6)         Any subtenant shall have agreed in writing to comply with all applicable terms and conditions of this Lease with respect to the Space;

(7)         In the event Tenant sublets all or any portion of the Premises, other than to a Tenant Affiliate, Tenant shall deliver to Landlord 50% of any excess rent within 30 days after Tenant's receipt pursuant to such subletting. As used herein, "excess rent" shall mean any sums or economic consideration per square foot of the Premises received by Tenant pursuant to such subletting in excess of the amount of the rent per square foot of the Premises payable by Tenant under this Lease applicable to the part or parts of the Premises so sublet; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, reasonable rent concessions, reasonable attorney’s fees, and reasonable marketing fees, in conjunction with such sublease; and

(8)         In the event Tenant assigns this Lease, other than to a Tenant Affiliate, Tenant shall deliver to Landlord 50% of any excess payment within 30 days after Tenant's receipt thereof pursuant to such assignment. As used herein, "excess payment" shall mean the amount of payment received for such assignment of this Lease in excess of the rent payable by Tenant under this Lease; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, rent concessions, reasonable attorney's fees, and reasonable marketing fees, in conjunction with such assignment.

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(e)          No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, after notifying Tenant, or any successor of Tenant, and after obtaining its or their consent and any such actions shall not relieve Tenant of liability under this Lease.

(f)          If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee not to exceed $500 in connection with such act or request.

(g)          Despite any other provision of this Section 15, Landlord has the option, by written notice to Tenant ("Recapture Notice") within 30 days after receiving any request for consent to an assignment or sublease, to recapture the Premises or portion thereof which are the subject of the request (the "Subject Space") by terminating this Lease for the Subject Space. A timely Recapture Notice terminates this Lease for the Subject Space for the same term as proposed in Tenant's request for consent, effective as of the date specified in the Transfer Notice. If Landlord declines or fails timely to deliver a Recapture Notice, Landlord shall have no further right under this Section 15(g) to the Subject Space unless it becomes available again after Transfer by Tenant. To determine the new Base Rent under this Lease if Landlord recaptures the Subject Space, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the rentable square feet of the Premises retained by Tenant after Landlord's recapture and the denominator of which is the total rentable square feet of the Premises before Landlord's recapture. Tenant's Share shall be reduced to reflect Tenant's proportionate share based on the rentable square feet of the Premises retained by Tenant after Landlord's recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

16.	INDEMNITY

(a)          Subject to the provisions of Section 18(e) below and to the extent not funded and paid to Landlord by any insurance maintained by Tenant, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all claims, damages, liabilities, and expenses (including reasonable attorneys' fees) to the extent arising from Tenant's use of the Premises for the conduct of its business or from any activity, work or other thing done, permitted or suffered by Tenant in or about the Building, and shall further indemnify, defend and hold harmless Landlord against and from any and all claims to the extent arising from (i) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, (ii) from any act or negligence of Tenant, or any officer, agent, employee, guest or invitee of Tenant, (iii) the use, generation, storage, treatment, handling, transportation, disposal or release of any Hazardous Materials at, from or near the Premises, the Building or the Project by or Tenant or by or for anyone under Tenant's control, (iv) any claim by any person that if brought against Tenant would be covered by the workers' compensation and employer's liability insurance required to be carried by Tenant, and (v) from all and against all reasonable cost, attorney's fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, if any case, action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel selected by Tenant and approved in writing by Landlord such approval not to be unreasonably withheld or delayed. Notwithstanding the preceding sentence, such indemnification by Tenant and such assumption and waiver of claims shall not include damage or injury to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

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(b)          Neither Landlord nor any of its Affiliates shall be liable for and there shall be no abatement of Rent for (i) any damage to Tenant's property stored with Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, wind, earthquake, falling plaster, steam, gas, electricity, flood, water or rain which may leak from any part of the Building, Site or Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building, Site or Project or from any other cause whatsoever, or (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project. Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, including loss of profits, loss of income or any other form of consequential damage. Tenant shall give prompt notice to Landlord in the event of (x) the occurrence of a fire or accident in the Premises or in the Building, or (y) the discovery of any defect therein or in the fixtures or equipment thereof.

17.	DAMAGE TO PREMISES OR BUILDING

All injury and breakage to the Premises or the Building caused by moving the property of Tenant or its invitees, agents, guests, employees or visitors into, in or out of the Building shall be repaired as determined by the Landlord at the expense of the Tenant.

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18.	INSURANCE

(a)          All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies which are rated by Best Insurance Reports as A-VII or better and acceptable to Landlord and Landlord's lender and shall be admitted California carriers. Each policy shall include Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a separation of insureds condition, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance for Landlord's interest only, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. Tenant shall deliver to Landlord copies of insurance policies required under this Section 18, or other satisfactory evidence of the existence and amounts of such insurance (which for liability insurance shall be at least in the form of an ACORD-25 certificate modified to provide the same assurances as an ACORD 27 certificate does for property insurance), but not simply an ACORD 25 certificate), before the date Tenant is given possession of the Premises, and annually thereafter, within 30 days after any demand by Landlord. No such policy shall be cancelable, materially changed or reduced in coverage except after 30 days' written notice to Landlord. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed $5,000 per occurrence. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums, which shall be payable upon demand. Landlord may procure such insurance on behalf of Tenant without regard to any Tenant cure rights set forth in Section 24. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

(b)          Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the term of the Lease, Tenant shall procure, pay for and maintain in effect policies of property insurance covering (i) any alterations, additions or improvements as may be made and funded by Tenant pursuant to the provisions of Section 10 hereof, and (ii) trade fixtures, merchandise and other personal property from time to time, in, on or about the Premises, in an amount not less than 100% of their actual replacement cost from time to time, providing protection against all risks of physical loss or damage. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds shall be paid to Tenant.

(c)          Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall procure, pay for and maintain in effect workers' compensation and employer's liability insurance and commercial general liability insurance which includes coverage for personal injury, contractual liability and Tenant's independent contractors. The commercial general liability should be procured and maintained with not less than $1,000,000 per occurrence combined single limit, and a $2,000,000 aggregate limit, for bodily injury, personal injury or property damage liability and liability assumed under an insured contract. If such insurance covers more than one location, the aggregate limit shall apply on a per location basis.

(d)          Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall pay for and maintain in effect business interruption insurance on an "all risk" basis which will provide recovery for a minimum of 12 months of Tenant's continuing Rent obligation to Landlord. Whenever, in Landlord's reasonable judgment, but not more than twice during the Term, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall upon request of Landlord obtain such insurance at its own expense.

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(e)          Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against and payment is made under any "all risk" insurance policy which either may have in force at the time of the loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation as contained in this Lease.

(f)          During the term of this Lease, Landlord shall maintain the following policies of insurance with insurers of recognized responsibility, licensed to do business in the State of California, rated by Best Insurance Reports as A-VII or better: (i) commercial general liability of $1,000,000 per occurrence combined single limit, and $2,000,000 aggregate limit, for bodily injury, personal injury and property damage liability, (ii) workers' compensation insurance, in accordance with applicable law, and employee's liability insurance and bodily injury by accident of $1,000,000 per accident, and bodily injury by disease $1,000,000 policy limit, and (iii) property liability insurance, on "all risk" basis, insuring the Building for the full replacement costs.

19.	AD VALOREM TAXES

Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property located in the Premises, except that which has been paid for by Landlord and is the standard of the Building.

20.	WAIVER

No delay or omission in the exercise of any right or remedy of Landlord or Tenant on any default by Tenant or Landlord shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No act or conduct of Landlord, including the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Prior to the scheduled expiration of the Term of the Lease, only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish an early termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. The review, approval, or inspection by Landlord of any item to be reviewed, approved, or inspected by Landlord under the terms of this Lease shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use.

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21.	ENTRY BY LANDLORD

Landlord reserves, and shall at any and all reasonable times with reasonable notice have the right to enter the Premises accompanied at all times by a Tenant Executive Member (except that in the case of an emergency, no notice and no accompaniment by a Tenant Executive Member shall be required) to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants (with regard to prospective tenants, such entrance shall not occur earlier than 360 days prior to the expiration of the Term), to post notices of non-responsibility, and to maintain and repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures, where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby and further providing that the business of the Tenant shall not be interfered with unreasonably. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in the event of an emergency (as determined by Landlord or its employees or representatives acting in good faith), in order to obtain entry to the Premises without liability to Landlord. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

22.	CASUALTY DAMAGE

(a)          During the Term, if the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged by such fire or other casualty), (i) if such damage cannot be repaired within 90 days thereafter, as reasonably determined by Landlord, (ii) if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire or reduce such mortgage debt, or (iii) if such damage is not covered by insurance carried by Landlord, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within 50 days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Landlord elects to repair the Premises and/or the Building, Landlord shall within 60 days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture and furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building. Tenant shall not be entitled to any compensation or damages from Landlord, and Landlord shall not be liable, for any loss of the use of the whole or any part of the Premises, the Building, Tenant's personal property, or any inconvenience or annoyance occasioned by such loss of use, damage, repair, reconstruction or restoration, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a diminution of Rent on a square footage basis during the time and to the extent the Premises are unfit or unavailable for occupancy. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the negligence of Tenant or any of Tenant's agents, employees, or invitees, Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate the Lease by reason of casualty or damage to the Premises or Building, and the parties hereto specifically agree that the Lease shall not automatically terminate by law upon destruction of the Premises.

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(b)          In the event that Landlord elects to repair any damage to the Premises and/or Building (if such damage prevents Tenant from using the Premises pursuant to this Lease), Landlord shall deliver written notice to Tenant indicating Landlord's good faith estimate of the number of days required to repair such damage within 50 days following the date of such damage. If Landlord's estimate is in excess of 200 days following receipt of such notice, Tenant shall have the right, by delivery of written notice to Landlord within 30 days after receipt of Landlord's estimate, to terminate this Lease, which termination shall be effective upon delivery of such notice to Tenant by Landlord. The failure of Tenant to provide such written notice within such time period, shall be deemed a waiver of Tenant's right to terminate this Lease pursuant to the preceding sentence.

23.	CONDEMNATION

(a)          If the whole of the Building or Premises should be condemned, this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than substantially the whole of the Building or the Premises is thus taken or sold, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by written notice to Landlord given within 90 days after the date of such taking if 20% or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within 60 days after the date of such taking, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If, upon any such condemnation of less than substantially the whole of the Building or the Premises, this Lease shall not be thus terminated, the Rent payable hereunder shall be diminished by an amount representing that part of the Rent as shall properly be allocable to the portion of the Premises which was so condemned, and Landlord shall, at Landlord's sole expense, restore and reconstruct the remainder of the Building and the Premises to substantially their former condition to the extent that the same, in Landlord's reasonable judgment, may be feasible, but such work shall not exceed the scope of the work done in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation awarded upon a taking of any part or all of the Building or the Premises. Subject to the rights of any mortgagee under a mortgage or deed of trust covering the Building, Landlord shall be entitled to and shall receive the total amount of any award made with respect to condemnation of the Premises or Building, regardless of whether the award is based on a single award or a separate award as between the respective parties, and to the extent that any such award or awards shall be made to Tenant or to any person claiming through or under Tenant, Tenant hereby irrevocably assigns to Landlord all of its rights, title and interest in and to any such awards. No portion of any such award or awards shall be allocated to or paid to Tenant for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be a fair market rental for the Premises, nor for Tenant's unamortized costs of leasehold improvements. The foregoing notwithstanding, and if Tenant be not in default for any reason, Landlord shall turn over to Tenant, promptly after receipt thereof by Landlord, that portion of any such award received by Landlord hereunder which is attributable to Tenant's fixtures and equipment which are condemned as part of the property taken but which Tenant would otherwise be entitled to remove, and the appraisal of the condemning authority with respect to the amount of any such award allocable to such items shall be conclusive. The foregoing shall not, however, be deemed to restrict Tenant's right to pursue a separate award specifically for its relocation expenses or the taking of Tenant's personal property or trade fixtures so long as such separate award does not diminish any award otherwise due Landlord as a result of such condemnation or taking.

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(b)          Landlord may, without any obligation or liability to Tenant and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemner the Premises or portion thereof sought by the condemner, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without first requiring any trial or hearing thereof (and Landlord is expressly empowered to stipulate to judgment therein), free from this Lease and the rights of Tenant hereunder.

(c)          If all or any portion of the Premises is condemned or otherwise taken for a period (i) of less than 120 days, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms and covenants of this Lease; provided, however, Rent shall abate during such limited period in proportion to the portion of the Premises that is rendered unusable as a result of such condemnation or other taking to the extent the business interruption insurance Tenant is required to carry would not otherwise cover the Rent for such period, or (ii) of 120 days or more, Tenant shall have the right to terminate this Lease by providing written notice of such election within 30 days after such condemnation, in which case Rent shall be abated as of the date of such condemnation.

(d)          The words "condemnation" or "condemned" as used herein shall mean the taking for any public or quasi-public use under any governmental law, ordinance, or regulation, or the exercise of, or the intent to exercise, the power of eminent domain, expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency, or authority having the right or power of eminent domain, and shall include a voluntary sale by Landlord to any such person, entity, body agency or authority, either under threat of condemnation expressed in writing or while condemnation proceedings are pending, and shall occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

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24.         TENANT'S DEFAULT

The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a)          The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder as and when due, which such failure shall continue for a period of five days following Tenant's receipt of written demand from Landlord.

(b)          Tenant's failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in Section 24(a) above, where such failure shall continue for a period of 15 days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than 15 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within such 15 day period and thereafter diligently prosecutes such cure to completion; provided that such cure shall not be in excess of 90 days.

(c)          The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 60 days, or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in 60 days.

(d)          The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of 60 days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligation under this Lease.

(e)          Without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, selling, leasing, assigning, encumbering, hypothecating, transferring, or otherwise disposing of all or substantially all of the Tenant's assets.

(f)          If Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Sections (c) or (d) above.

25.	REMEDIES FOR TENANT'S DEFAULT

In the event of Tenant's default, Landlord may:

(a)          Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

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(1)         the worth at the time of the award of any unpaid Rent which had been earned at the time of such termination; plus

(2)         the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

(3)         the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided; plus

(4)         any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease); plus

(5)         such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in Subsections (1) and (2) above, the "worth at the time of the award" shall be computed by allowing interest at the lesser of 10% per annum, or the maximum rate permitted by law per annum. As used in Subsection (3) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(b)          Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due consistent with California Civil Code Section 1951.4. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

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(c)          Cause a receiver to be appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.

(d)          Cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of 10% per annum, or the maximum rate an individual is permitted by law to charge, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.

The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy Laws or Laws affecting creditors' rights generally. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any proceeding breach, other than a failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

26.	SURRENDER OF PREMISES

On expiration of this Lease or within five days after the earlier termination of the Term, Tenant shall surrender to Landlord the Premises in good condition (except for ordinary wear and tear, repair and maintenance which is the obligation of Landlord, and destruction to the Premises covered by Section 22). Tenant shall remove all its personal property within the above-stated time. Tenant shall perform all restoration made necessary by the removal by Tenant (or by Landlord if Tenant fails to remove) of any Alterations or Tenant's personal property within the time periods stated in this paragraph. Tenant shall remove all data/voice cabling and wiring installed by or on behalf of Tenant and restore the Premises and the Building to their prior condition, all at Tenant's cost.

Landlord may elect to retain or dispose of in any manner any alterations or any of Tenant's personal property that Tenant does not remove from the Premises on expiration or termination of the Term as allowed or required by this Lease by giving at least 10 days' notice to Tenant. Title to any such alterations or to any of Tenant's personal property that Landlord elects to retain or dispose of on expiration of the 10 day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations or any of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing, and disposing of any alterations or any of Tenant's personal property. If Tenant fails to surrender the Premises to Landlord on expiration of five days after termination of the Term as required by this paragraph, Tenant shall indemnify and hold Landlord harmless from all claims, liability and damages resulting from Tenant's failure to surrender the Premises, including claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

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27.	PARKING

Tenant shall have the right to park in the Building's parking facilities in common with other tenants of the Building upon terms and conditions as may from time to time be established by Landlord. In this regard, during the Term of this Lease, Tenant shall be entitled to the nonexclusive use of up to thirteen Parking Spaces at no cost to Tenant. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other Tenants in the use of the parking facilities. Landlord reserves the right in its reasonable discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants, and to alter, relocate, reduce or otherwise change the parking facilities and to take measures with respect to the parking area from time to time in order to comply with the policies of any transportation management association or any governmental ordinance, law or regulation. Landlord shall have the right, in addition to pursuing any other legal remedy available, to tow any vehicle belonging to Tenant or Tenant's employees which is not in compliance with the regulations for the parking facility then in effect if a violation continues after the first notice of such violation, at the expense of Tenant; nothing in this Lease, however, shall require Landlord to tow parked cars or take other actions to free occupied spaces for Tenant's use. Landlord shall not be liable for any claims, losses, damages, expenses or demands with respect to injury or damage to the vehicles of Tenant or Tenant's customers or employees that park in the parking areas of the Site or Project, except for such loss or damage as may be caused by Landlord's gross negligence or willful misconduct. Notwithstanding the foregoing, Landlord reserves the right to charge for parking as required to comply with any applicable Laws; provided such fees are paid to a governmental entity (or if paid to Landlord, Landlord is required to spend such fees less Landlord's administrative costs to promote traffic reduction or for another purpose identified by a governmental entity). Tenant and Landlord will comply with any applicable traffic reduction or trip reduction measures now in effect or which become effective from time to time during the Lease Term.

28.	ESTOPPEL CERTIFICATE

Tenant shall at any time and from time to time upon not less than 15 days' prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect) and the date to which the Base Rent and other charges are paid in advance, if any; (b) certifying that the Premises have been accepted by Tenant; (c) confirming the Commencement Date and the expiration date of the Lease; (d) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed, and (e) such other matters requested by Landlord. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

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29.	SALE OF PREMISES

In the event of any sale of the Site, Landlord shall be and hereby is entirely freed and relieved of all further liability under any and all of its covenants and obligations contained in or derived from this Lease and the purchaser, at such sale or any subsequent sale of the Site, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord will transfer the Security Deposit and prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

30.	SUBORDINATION, ATTORNMENT

(a)          This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Tenant. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are entered into or granted prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.

(b)          In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure and sale and recognize such purchaser as the Landlord under this Lease.

(c)          Tenant agrees to execute any documents reasonably required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be, provided the rights of Tenant are not diminished or adversely affected as a result thereof.

(d)          Landlord agrees that Tenant's obligations to subordinate under this Section 30 to any existing and future ground lease, mortgage, or deed of trust shall be conditioned upon Tenant's receipt of a non-disturbance agreement from the party requiring such subordination (which party is referred to for the purposes of this Section 30 as the "Superior Lienor"). Such non-disturbance agreement shall provide, at a minimum, that Tenant's possession of the Premises shall not be interfered with following a foreclosure, provided Tenant is not in default beyond any applicable cure periods. Landlord's obligation with respect to such a non-disturbance agreement shall be limited to making a good faith effort to obtain the non-disturbance agreement in such form as the Superior Lienor generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that non-disturbance directly with the Superior Lienor. Tenant agrees to use its good faith efforts to reach agreement with the Superior Lienor upon acceptable terms and conditions of a non-disturbance agreement.

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31.	AUTHORITY OF TENANT

If Tenant is a corporation, limited liability company or other entity, each person executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity, and that such person's execution of this Lease binds Tenant its terms and conditions.

32.	BROKER

(a)          Landlord shall pay to Landlord's Broker a fee as set forth in a separate agreement between Landlord and Landlord's Broker for services rendered by Landlord's Broker in this transaction. Landlord shall be solely responsible for the payment of brokerage commissions to Landlord's Broker. Landlord understands that Landlord's Broker has agreed to share its commission with Tenant's Broker, but Landlord shall not be responsible for paying any commission to Tenant's Broker.

(b)          Tenant represents that it has dealt with no person, firm, real estate broker or finder in respect of leasing or renting space in the Building, other than Tenant's Broker. Tenant shall be solely responsible for the payment of any fee due to any such person or entity (and any such fee due to Tenant’s Broker to the extent Tenant’s Broker seeks more than the amount, if any, of Landlord’s Broker’s fee that Landlord’s Broker shares with Tenant’s Broker), and Tenant shall indemnify, protect and hold Landlord free and harmless from and against any liability in respect thereto, including any of Landlord's reasonable attorney's fees incurred in connection therewith.

33.	HOLDING OVER

Upon termination of the Lease or expiration of the Term hereof, if Tenant retains possession of the Premises without Landlord's written consent first had and obtained, then Tenant's possession shall be deemed a month-to-month tenancy upon all of the terms and conditions contained in this Lease, except the Base Rent portion of the Rent which shall be increased to 150% of the amount of the Base Rent portion of the Rent at the expiration or earlier termination of the Lease, as the case may be. Rent, as adjusted pursuant to this Section 33, shall be payable in advance on or before the first day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than 30 days' advance written notice of the date of termination.

34.	RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the reasonable and nondiscriminatory rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy to them to Tenant (a copy of the present Rules and Regulations is attached hereto as Exhibit D). Landlord shall use its reasonable efforts to enforce compliance with such rules in a uniform manner, but shall not be responsible to Tenant for the nonperformance of any of said rules by other tenants or occupants.

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35.	OTHER RIGHTS RESERVED BY LANDLORD

In addition to any other rights contained in this Lease, Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (a) to install, affix and maintain any and all signs on the exterior and interior of the Building; (b) to grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein; (c) to prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord, unless such vending or dispensing machines are for the exclusive use of Tenant's employees, visitors, and representatives, in which case no Landlord consent shall be required; and (d) to reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, layout and nature of the Project Common Area on the Site and Project and facilities and other tenancies and premises in the Site and Project and to create additional rentable areas through use or enclosure of Project Common Area, provided that access to and from the Premises is not impaired thereby. Landlord further reserves the right to effect such other tenancies in the Building, Site and Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Site and Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall during the Term of this Lease occupy any space in the Building , Site or Project.

36.	GENERAL PROVISIONS

(a)         Plats and Riders: Clauses, plats, and riders, if any, signed by the Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

(b)         Consents: Except as provided in the Lease, whenever the Lease requires the consent or approval of Landlord or Tenant, such consent or approval shall not be unreasonably withheld or delayed.

(c)         Joint Obligation: If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

(d)         Marginal Headings: The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(e)         Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

(f)          Quiet Possession: Upon Tenant paying the Rent reserved hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.

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(g)          Prior Agreements: This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(h)          Excusable Delay. Except as provided in this Lease, any act of Landlord required by this Lease to be done within a specified time shall be subject to Excusable Delay. "Excusable Delay" means a delay due to fire, act of God, failure of utility service provider to provide utility service, government regulation or restriction, governmental delay in issuing permits, approvals and inspections, weather which causes delay of construction, strike, labor dispute, unavailability of materials or any other cause outside the reasonable control of such party (other than such party's financial inability), then the time for performance of the affected obligations of such party shall be extended for a period equivalent to the period of such delay (but in no event shall the time for performance of any obligation for payment of money be extended pursuant to this provision).

(i)          Jury Trial: The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage.

(j)          Limitation on Liability: In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (1) Tenant's sole and exclusive recourse shall be against Landlord's interest in the Site. Tenant shall not have any right to satisfy any judgment which it may have against Landlord from any other assets of Landlord; (2) no partner, member, stockholder, director, officer, employee, beneficiary or trustee (collectively, "Partner") of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); (3) no service of process shall be made against any Partner of Landlord (except as may be necessary to secure jurisdiction over Landlord); (4) no Partner of Landlord shall be required to answer or otherwise plead to any service of process; (5) no judgment will be taken against any Partner of Landlord; (6) any judgment taken against any Partner of Landlord may be vacated and set aside at any time nunc pro tunc; (7) no writ of execution will ever be levied against the assets of any Partner of Landlord; and (8) these covenants and agreements are enforceable both by Landlord and also by any Partner of Landlord.

(k)          Modification For Lender: If, in connection with obtaining construction, interim or permanent financing for the Building, the lender requests reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

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(l)          No Construction Against Drafter: The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party.

(m)          Severability: Any provisions of this Lease which shall prove to be invalid, void, and illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

(n)          Choice of Law: This Lease shall be governed by the laws of the State of California.

(o)          Signage:

(i)          Tenant shall be entitled to suite entry signage in accordance with Landlord's signage standards and one strip on the Building's main directory. The initial suite entry signage and Building directory signage shall be at Tenant’s cost. Any changes to such signage shall be at Tenant’s cost.

(ii)         Unless agreed to by Landlord in writing, Tenant shall not be entitled to Building parapet signage ("Building Signage").

(p)          Project Name: Tenant may use the name of the Project in which the Premises are located only with Landlord's prior written consent.

(q)          Late Charges: Rent is due on the first day of each calendar month. Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include processing charges, accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any delinquent installment of Rent or other sums due from Tenant is not received by Landlord on or before the first day of each calendar month, Tenant shall pay to Landlord an additional sum equal to 10% of such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

(r)          Interest: Notwithstanding any other provisions of this Lease, any installment of Rent or other amounts due under this Lease not paid to Landlord when due shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate per annum which is equal to the Prime Rate, plus 2%, but not to exceed the highest rate permitted under applicable law. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.

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(s)          Attorneys' Fees: If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Non-Defaulting Party") upon demand for any costs or expenses that the Non-Defaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether at trial or on appeal. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise, and legal fees and costs incurred in any bankruptcy proceeding. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs.

(t)          Modification: This Lease and all exhibits attached hereto contain the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any oral representations or modifications concerning this Lease shall be of no force or effect, other than a subsequent modification in writing signed by the party to be charged.

(u)          Successors and Assigns: Subject to the provisions of Section 15, this Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(v)         Government Energy or Utility Controls: In the event of imposition of federal, state or local governmental controls, regulations or restrictions on the use or consumption of energy or other utilities during the term, both Landlord and Tenant shall be bound thereby.

(w)          Accord and Satisfaction; Allocation of Payments: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant which is then due or delinquent.

(x)          Furnishing Financial Statements: In order to induce Landlord to enter into this Lease, and at any time during the Term, Tenant agrees that it shall promptly furnish Landlord, upon Landlord's written request, with annual financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with the Lease are true, correct and complete in all respects as of the date of delivery.

(y)          Recording: Tenant shall not record this Lease or a memorandum thereof, or any other reference to this Lease, without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

(z)          Execution of Lease, No Options: The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise created any interest of Tenant in the Premises or any other Premises within the Building. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

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(aa)         Interpretation. This Lease shall be deemed to be jointly prepared by both Landlord and Tenant, and any ambiguities or uncertainties herein shall not be construed for or against either of the parties. The words "including," "included," "include" and words of similar import shall be interpreted as though followed by the words "but not limited to" or "without limitation." This Lease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. All exhibits and addenda attached to this Lease are incorporated into this Lease by reference.

37.	NOTICES

All notices and demands required to be sent to the Landlord or Tenant under the terms of this Lease shall be in writing and may be served (a) by personally delivered, (b) by certified mail, postage prepaid, (c) by overnight courier (i.e., Federal Express), or (d) by receipt-confirmed facsimile transmission, provided a copy is also delivered by personal delivery, mail or courier, to the address(es) and/or facsimile number(s) indicated in the Basic Lease Information, or to such other addresses or facsimile number as a party may from time to time designate by notice pursuant to this paragraph. Notices shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice (ii) if mailed, two days following the date of posting by the U.S. Postal Service, (iii) if by overnight courier, on the business day following the deposit of such notice with such courier, or (iv) if by facsimile, upon printed confirmation of facsimile transmission.

38.	TELECOMMUNICATIONS CARRIER'S ACCESS

(a)          Tenant's right to select and utilize a telecommunications and data carrier (the "Carrier") shall be conditioned on the execution by such Carrier of a mutually acceptable license agreement, pursuant to which Landlord shall grant to the Carrier a license (which shall be coextensive with the rights and privileges granted to Tenant under this Lease) to install, operate, maintain, repair, replace, and remove cable and related equipment within the Premises and the Building's main telephone/electrical closet and vertical and horizontal pathways within the Building but outside of the Premises that are necessary to provide telecommunications and data services to Tenant at the Premises.

(b)          The license contemplated herein to be granted to the Carrier shall permit the Carrier to provide services only to Tenant and not to any other tenants or occupants of the Building and shall require all of the Carrier's equipment (other than connecting wiring) to be located in the Tenant's Premises. The License shall not grant an exclusive right to Tenant or to the Carrier. Landlord reserves the right, at its sole discretion, to grant, renew, or extend licenses to other telecommunications and data carriers for the purposes of locating telecommunications equipment in the Building which may serve Tenant or other tenants in the Building.

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(c)          Except to the extent expressly set forth herein, nothing herein shall grant to the Carrier any greater rights or privileges than Tenant is granted pursuant to the terms of this Lease or diminish Tenant's obligations or Landlord's rights hereunder.

(d)          Tenant shall be responsible for ensuring that the Carrier complies with the terms and conditions or the license agreement relating to the use of the Premises or the making of any physical Alterations imposed upon Tenant under this Lease to the extent the Carrier operates or maintains any equipment or delivers any services in the Premises. Any failure by the Carrier to observe and comply with such terms, conditions, agreement, and covenants on behalf of Tenant, to the extent the Carrier operates or maintains any equipment or delivers any services in the Premises or the Licensed Areas, shall be a default under this Lease.

39.	MOVING ALLOWANCE

Landlord shall pay to Tenant $9,175 (the “Moving Allowance”) within 30 days of the Commencement date. Tenant may use moving allowance to pay for equipment for the Premises or direct costs of moving, at Tenant’s discretion.

IN WITNESS WHEREOF, this Lease is executed on the date and year first above written.

LANDLORD:

MAIDU INVESTMENTS LLC, a California limited liability company

By:	/s/ Matthew E. Russell
Name	Matthew E. Russell
Title:	C.E.O.

TENANT:

MyECheck Inc., a Wyoming Corporation

By:	/s/ Rod Zalunardo

Name:	Rod Zalunardo

Title:	COO

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EXHIBIT A

map showing project

EXHIBIT A-1

MAP SHOWING PREMISES

EXHIBIT A-2

SPACE PLAN

EXHIBIT B

WORK LETTER AGREEMENT

Turn Key Tenant Improvements)

This Work Letter Agreement ("Work Letter") is entered into as of June 13, 2014, by and between MAIDU INVESTMENTS LLC, a California limited liability company ("Landlord"), and MyECheck Inc.         , a Wyoming Corporation ("Tenant"). Concurrently with the execution of this Work Letter, Landlord and Tenant have entered into a lease (the "Lease") of which this Work Letter is a part, covering premises in Sacramento County, California (the "Premises"), as more particularly described in the Lease. Capitalized terms used but not defined in this Work Letter shall have the meaning given to them in the Lease. Landlord and Tenant agree as follows:

1.          Tenant Improvement Standards. Landlord has established specifications for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (the "Tenant Improvement Standards"), which shall be supplied to Tenant by Landlord upon request. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Tenant Improvement Standards. Landlord may make changes to the Tenant Improvement Standards from time to time.

2.          Space Plan. Landlord has caused a space plan ("Space Plan") to be prepared for the Premises. The Space Plan is attached as Exhibit A-2 to the Lease. Landlord and Tenant have approved the Space Plan.

3.          Tenant Improvements. "Tenant Improvements" shall mean the work shown on the Tenant Improvement Plans described in Section 4, below. In no event shall the Tenant Improvements include any personal property of Tenant, furniture systems, free standing workstations, Tenant security systems, or telecommunications equipment and related cabling or wiring, all of which are the responsibility of Tenant.

4.          Tenant Improvement Plans. Landlord shall cause its space planner, architect and engineers to convert the Space Plan into final working drawings and specifications ("Tenant Improvement Plans") consistent with the approved Space Plan. The Tenant Improvement Plans will include all architectural, mechanical and electrical engineering plans required for the issuance of permits and the completion of the Tenant Improvements, including complete detailed plans and specifications for Tenant's partition layout, reflected ceiling, heating and air conditioning, electrical outlets and switches, telephone outlets, plumbing, fire sprinklers and finish specifications. Tenant's failure to reasonably disapprove the Tenant Improvement Plans by written notice to Landlord (specifying the items in the Tenant Improvement Plans disapproved by Tenant, the changes required to make the items acceptable, and the reasonable basis for Tenant's disapproval) within three business days after Tenant's receipt of the Tenant Improvement Plans shall be deemed to constitute Tenant's approval of the proposed Tenant Improvement Plans (or Tenant's approval of all items in the Tenant Improvement Plans that Tenant does not disapprove in accordance with this Section 4). Tenant may not disapprove any item in the Tenant Improvement Plans that is consistent with the approved Space Plan. If Tenant reasonably disapproves any items in the Tenant Improvement Plans in accordance with this Section 4, Landlord shall submit revised Tenant Improvement Plans to Tenant, subject to Tenant's approval of the revisions of those items in the Tenant Improvement Plans previously disapproved by Tenant. Tenant's failure to reasonably disapprove such revised items in the Tenant Improvement Plans by written notice to Landlord (which notice shall specify in detail the changes required to make the items acceptable and the reasonable basis for Tenant's disapproval) within three business days after receipt from Landlord shall be deemed to constitute Tenant's approval of such items in the Tenant Improvement Plans. This procedure shall be repeated until the Tenant Improvement Plans are approved (or deemed approved) by Tenant.

5.          Cost of Tenant Improvements. Landlord shall bear the costs relating to the Tenant Improvements and Base Building Work and none other. Tenant agrees that should the nature of its layout or any of its equipment, fixtures or furnishings to be placed in the Premises place a burden in excess of the Building's designed load, Tenant agrees to pay Landlord the cost of any modifications to the Building necessary to accommodate Tenant's furniture, furnishings or layout, as well as any design, engineering or other professional fees incurred by Landlord in connection with such modifications.

6.          Time Deadlines. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with Landlord and its architects and contractors to complete all phases of the Tenant Improvement Plans and the permitting and construction process, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss the progress in connection with the same. Within three business days after Landlord's request from time to time, Tenant shall furnish Landlord with all information necessary to enable Landlord to complete the Tenant Improvement Plans.

7.          Change Orders. Tenant may propose a change in the work described in the approved Tenant Improvement Plans only by written request to Landlord on a form approved by Landlord, which proposed change shall be subject to Landlord's prior written approval. Before commencing any change, Landlord shall prepare and deliver to Tenant, for Tenant's approval, a change order setting forth any increased cost of such change, which will include any associated architectural, engineering, construction and contractor overhead fees, and any delay in construction that would be caused by such change. If Tenant fails to approve such change order in writing within three business days after receipt, Tenant shall be deemed to have withdrawn the proposed change and Landlord will not proceed to perform that change. If Tenant timely approves such change order in writing, Tenant shall concurrently with such approval deposit with Landlord funds in the amount of any increased cost of such change. The Commencement Date shall be advanced in time by the number of days of delay, if any, specified in any approved change orders.

8.          Tenant's Entry Into the Premises Prior to the Commencement Date. Provided that Tenant and its agents do not interfere with any contractors' work in the Building or the Premises, Landlord shall allow Tenant access to the Premises at least 15 days prior to the Commencement Date for the purpose of Tenant installing furniture, phone equipment and cabling in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 8, Tenant shall submit a schedule to Landlord, for its approval, which schedule shall detail the timing and purpose of Tenant's entry. Landlord shall cooperate with Tenant's Construction Representative to schedule Tenant's early entry. Tenant and its representatives and contractors shall not interfere with Landlord or Landlord's contractors in completing the work required of Landlord under this Work Letter and Tenant and its representatives and contractors shall be subject to all directives of Landlord and Landlord's contractors in connection with such entry as well as the use of the Building's common areas, restrooms, elevators, truck loading areas and other facilities. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 8. Prior to entry onto the Premises by Tenant or its agents, Tenant shall provide Landlord with evidence of Tenant's insurance required under the Lease and shall provide Landlord with evidence that all of Tenant's contractors have named Landlord as an additional insured to such contractors' policies of insurance, which insurance shall be subject to Landlord's reasonable approval.

9.          Representatives. Landlord hereby appoints Roshie Narayan of Cushman & Wakefield as Landlord's representative to act for Landlord in all matters covered by this Work Letter ("Landlord's Construction Representative"). Tenant hereby appoints Rod Zalunardo as Tenant's representative to act for Tenant in all matters covered by this Work Letter ("Tenant's Construction Representative"). Landlord shall be entitled to rely upon consents or approvals from Tenant's Construction Representative in all matters concerning plans and construction as if the consents and approvals had been given directly by Tenant. Tenant shall be entitled to rely upon consents or approvals from Landlord's Construction Representative in all matters concerning plans and construction as if the consents and approvals had been given directly by Landlord. Tenant shall not give any requests, consents, instructions or authorizations regarding the matters covered by this Work letter, other than to Landlord's Construction Representative.

LANDLORD:

MAIDU Investments LLC, a California limited liability company

By:	/s/ Matthew E. Russell
Name:	Matthew E. Russell
Title:	C.E.O.

TENANT:

MyECheck Inc., a Wyoming Corporation

By:	/s/ Rod Zalunardo

Name:	Rod Zalunardo

Title:	COO

EXHIBIT C

CONFIRMATION OF TERM OF LEASE

This Confirmation of Term of Lease is made by and between MAIDU INVESTMENTS LLC, a California limited liability company, as Landlord and MyECheck Inc., a Wyoming Corporation, as Tenant, who agree as follows:

1.            Landlord and Tenant entered into a Standard Lease Agreement dated June 13, 2014 ("Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord the Premises (as defined in the Lease) in the building located at 2600 East Bidwell Street, Folsom, CA.

2.            Landlord and Tenant agree to confirm the Commencement Date and Expiration Date of the Term of the Lease as follows:

(a)          July 1, 2014, is the Commencement Date;

(b)          December 31, 2017, is the Expiration Date; and

(c)          November 1, 2014, is the commencement date for the payment of Base Rent under the Lease.

3.	Tenant hereby confirms that the Lease is in full force and effect and:

(a)          It has accepted possession of the Premises as provided in the Lease;

(b)          The improvements and space required to be furnished by Landlord under the Lease, if any, have been furnished;

(c)          The Lease has not been modified, altered or amended, except as follows:__________________________________________________________;

(d)          The Rentable Area of the Premises is approximately 3,125 square feet and Tenant's Proportionate Share is 8.17%; and

(e)          There are no setoffs or credits against rent and no security deposit has been paid except as expressly provided by the Lease.

4.          The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.

LANDLORD:

MAIDU INVESTMENTS LLC, a California limited liability company

By:	/s/ Matthew E. Russell
Name:	Matthew E. Russell
Title:	C.E.O.

TENANT:

MyECheck Inc., a Wyoming Corporation

By:	/s/ Rod Zalunardo

Name:	Rod Zalunardo

Title:	COO

EXHIBIT D

RULES AND REGULATIONS

1.	Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other tenants.
2.	Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours as Landlord may deem to be advisable for the protection of the property.
3.	All entrance doors in the Premises shall be left locked when the Premises are not in use.
4.	No additional locks, bolts or mail slots of any kind shall be placed upon any door, window, or transom of the Premises by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.
5.	Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building or in violation of any law, order, ordinance, or governmental regulation.
6.	Tenant’s employees shall observe a dress code no less formal than what is commonly referred to as “business casual” in keeping with the intended use of the Project as a high-quality office building.
7.	The entries, corridors, stairways and elevators shall not be obstructed by any tenant, or used for any other purpose than ingress or egress to and from its respective offices. Tenant shall not bring into or keep within the Building any animal or vehicle.
8.	Canvassing, soliciting or peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.
9.	The drinking fountains, lavatories, water closets and urinals shall not be used for any purpose other than those for which they were installed.
10.	No awnings or other projections over or around the windows or entrances of any premises shall be installed by any tenant. Tenant shall not change the window coverings or any other item in any manner which will alter the Building's appearance from the outside of the Building.
11.	No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord.
12.	No sign, advertisement notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or of the Building, without the prior written consent of Landlord. In the event of any violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.
13.	Tenant shall not advertise the business, profession or activities of Tenant in any manner that violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than the business address of Tenant.

14.	Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements, stationery, or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change the name of the Building without in any manner being liable to Tenant.
15.	Landlord shall have the right to prohibit any advertising referring to the Building, which in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as a first-class building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.
16.	The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.
17.	Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.
18.	No animal or bird of any kind shall be brought into or kept in or about the Premises or the Building without the prior written consent of Landlord.
19.	Tenant shall cooperate fully with Landlord to assure the effective operation of the Building's air conditioning system. If Tenant shall so use the Premises that noxious or objectionable fumes, vapors and odors exist beyond the extent to which they are discharged or eliminated by means of the flues and other devices contemplated by the various plans, specifications and leases, then Tenant shall provide proper ventilating equipment for the discharge of such excess fumes, vapors and odors so that they shall not enter into the air conditioning system or be discharged into other vents or flues of the Building or annoy any of the tenants of the Building or adjacent properties. The design, location and installation of such equipment shall be subject to Landlord's approval.
20.	All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as the Landlord shall designate. Tenant shall not obstruct or permit the obstruction of any loading areas and at no time shall park or allow its officers, agents or employees to park vehicles in such areas except for loading or unloading.
21.	There shall not be used or kept anywhere in the Building by any tenant or persons or firms visiting or transacting business with a tenant any hand trucks, except those equipped with rubber tires and side guards, or other vehicles of any kind.
22.	Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance, other than such items that are necessary for Tenant’s Permitted Use and then only in reasonable quantities, properly stored and otherwise in compliance with all applicable Laws.
23.	Tenant's contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part, be subject to and under the control and direction of Landlord.

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24.	If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.
25.	The requirements of Tenant will be attended to only upon application at the office of Landlord. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.
26.	Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.
27.	Tenant shall use the trash enclosure designated for the Building. Tenant shall not use the trash enclosure for disposing of trash in excess of trash generated by an office of similar size to the Premises. If Tenant anticipates changing its operations in a manner that may generate trash in excess of normal office use, Tenant shall provide prior written notice to Landlord of Tenant’s excess trash needs and obtain Landlord’s written consent and conditions (which may include a fee for the excess trash) prior to generating excess trash.
28.	Rooms or other areas used in common by tenants shall be subject to such regulations.
29.	Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant, except if Landlord is separately at fault.
30.	Landlord reserves the right by written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in Landlord's reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.
31.	These Rules and Regulations, to the extent applicable, shall apply to the Site and the Project Common Area, as well as the Premises and the Building. Capitalized term used in these Rules and Regulations shall have the meaning given them in the Standard Lease Agreement to which they are attached.

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